AMENDMENT NO. 20

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of June 20, 2016, amends the Master Investment Advisory Agreement (the “Agreement”) dated June 5, 2000, between AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H :

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco U.S. Mortgage Fund to Invesco Quality Income Fund;

NOW, THEREFORE, the parties agree that;

1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Alternative Strategies Fund	October 14, 2014
Invesco Balanced-Risk Retirement Now Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund	January 31, 2007
Invesco Global Low Volatility Equity Yield Fund	November 4, 2003
Invesco Growth Allocation Fund	April 30, 2004
Invesco Income Allocation Fund	October 31, 2005
Invesco International Allocation Fund	October 31, 2005
Invesco Mid Cap Core Equity Fund	September 1, 2001
Invesco Moderate Allocation Fund	April 30, 2004
Invesco Multi-Asset Inflation Fund	October 14, 2014
Invesco Conservative Allocation Fund	April 29, 2005
Invesco Small Cap Growth Fund	September 11, 2000

Invesco Convertible Securities Fund	February 12, 2010

Invesco Quality Income Fund	February 12, 2010

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Growth Allocation Fund

Invesco Income Allocation Fund

Invesco International Allocation Fund

Invesco Moderate Allocation Fund

Invesco Conservative Allocation Fund

These eleven funds do not pay an advisory fee.

Invesco Global Low Volatility Equity Yield Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%

Invesco Alternative Strategies Fund

Invesco Multi-Asset Inflation Fund

Net Assets	Annual Rate
All assets	0.15%

Invesco Mid Cap Core Equity Fund

Invesco Small Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.70%
Next $500 million	0.675%
Over $1.5 billion	0.65%

Invesco Convertible Securities Fund

Net Assets	Annual Rate
First $750 million	0.52%
Next $250 million	0.47%
Next $500 million	0.42%
Next $500 million	0.395%
Next $1 billion	0.37%
Over $3 billion	0.345%

Invesco Quality Income Fund

Net Assets	Annual Rate
First $1 billion	0.47%
Next $500 million	0.445%
Next $500 million	0.42%
Next $500 million	0.395%
Next $2.5 billion	0.37%
Next $2.5 billion	0.345%
Next $2.5 billion	0.32%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES (INVESCO GROWTH SERIES)

Attest:	/s/ Peter A. Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
INVESCO ADVISERS, INC.

Attest:	/s/ Peter A. Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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